Exhibit 99.1

Lakeside Holding Provides First Quarter of Fiscal Year 2025 Results

Itasca, IL, November 15, 2024 -- Lakeside Holding Limited (“Lakeside” or the “Company”) (Nasdaq: LSH), a U.S.-based integrated cross-border supply chain solution provider with a strategic focus on the Asian market operating under the brand American Bear Logistics (“ABL”), today announced financial results for the first quarter of fiscal 2025, ended September 30, 2024.

Q1 2025 Financial Results:

●	Total revenues decreased by $66,922, or 1.6%, from $4,148,476 for the three months ended September 30, 2023, to $4,081,554 for the three months ended September 30, 2024. The decrease was primarily driven by a decrease in revenues from our cross-border airfreight solutions, partially offset by an increase in revenues from our cross-border ocean freight solutions.

o	Revenue from our cross-border airfreight solutions segment decreased by $0.2 million or 8.2%, from $2.4 million in the three months ended September 30, 2023, to $2.2 million in the three months ended September 30, 2024. The decrease was primarily due to a decrease in the volume of cross-border air freight processed, from approximately 7,816 tons for the three months ended September 30, 2023, to approximately 7,273 tons for the three months ended September 30, 2024.

o	Revenue from our cross-border ocean freight solutions segment increased by $0.1 million, or 7.8%, from $1.7 million in the three months ended September 30, 2023, to $1.8 million in the three months ended September 30, 2024. This growth was primarily due to an increase in the volume of cross-border ocean freights processed and forwarded, rising from 1,290 TEU in the three months ended September 30, 2023, to 1,430 TEU in the three months ended September 30, 2024.

Revenues by Customer Geographic

	For the three months ended September 30,
	2024		2023
Revenues	Amount	% of total Revenues	Amount	% of total Revenues	Amount Increase (Decrease)	Percentage Increase (Decrease)
Asia-based customers	$2,809,636	68.8%	$1,694,223	40.8%	$1,115,413	65.8%
U.S.-based customers	1,271,918	31.2%	2,454,253	59.2%	(1,182,335)	(48.2)%
Total revenues	$4,081,554	100.0%	$4,148,476	100.0%	$(66,922)	(1.6)%

o	Revenues from Asia-based customers increased by $1.1 million, or 65.8%, from $1.7 million in the three months ended September 30, 2023, to $2.8 million in the three months ended September 30, 2024. The increase in revenues from Asia-based customers was driven by a surge in volume from these customers, particularly those serving large e-commerce platforms. This growth reflects the rising demand for our services, a direct result of the overall expansion of the U.S. e-commerce market.

o	Revenues from U.S.-based customers decreased by $1.2 million, or 48.2%, from $2.5 million in the three months ended September 30, 2023, to $1.3 million in the same period in 2024.

●	Cost of revenues increased by $0.1 million, or 1.7%, from $3.5 million in the three months ended September 30, 2023, to $3.6 million in the three months ended September 30, 2024.

●	Gross profit decreased by $0.1 million, or 19.3%, from $0.6 million in the three months ended September 30, 2023, to $0.5 million in the three months ended September 30, 2024. Our gross margin was 12.8% for the three months ended September 30, 2024, compared to 15.6% for the three months ended September 30, 2023. The decline in gross margin was primarily attributable to reduced revenue from the airfreight solutions segment and 2) an increase in our cost of revenue in warehouse services, customs declaration, and terminal charges.

●	General and administrative expenses increased by $1.0 million, or 114.7%, from $0.9 million in the three months ended September 30, 2023, to $1.8 million in the three months ended September 30, 2024. These expenses represented 45.0% and 20.6% of our total revenues for the three months ended September 30, 2024 and 2023, respectively. The increase was primarily attributed to higher salary and employee benefit expenses, professional fees, office and travel expenses, insurance, and entertainment expenses. The increase was primarily attributed to the following:

o	Salaries and employee benefits expenses increased by $0.3 million, or 116.9%, from $0.5 million in the three months ended September 30, 2023, to $0.8 million in the three months ended September 30, 2024. Our salaries and employee benefits expenses represented 50.3% and 66.8% of our total general and administrative expenses for the three months ended September 30, 2024, and 2023, respectively. The increase was mainly due to recruiting additional sales, customer services, and back-office support personnel to support our business growth.

o	Professional fees increased by $0.3 million, or 1,839.6%, from $17,535 in the three months ended September 30, 2023, to $340,114 in the three months ended September 30, 2024. Our professional fee represented 18.5% and 2.0% of our total general and administrative expenses for the three months ended September 30, 2024 and 2023, respectively. The increase was primarily due to audit fees, legal fees, consulting expenses, investor-related expenses, and financial reporting service fees for the three months ended September 30, 2024. In the three months ended September 30, 2023, most expenses directly related to the offering were not included in professional fees, as they were accounted for as deferred initial public offering assets.

●	Net loss was $1.3 million and $0.3 million for the three months ended September 30, 2024 and 2023, respectively.

Management Commentary

Henry Liu, Chairman and Chief Executive Officer of Lakeside, commented, “Our first quarter results for fiscal year 2025 reflect both ongoing growth opportunities and some temporary challenges in our cross-border airfreight segment. Although total revenue declined slightly by 1.6% compared to the same quarter last year, we achieved solid gains in cross-border ocean freight, with segment revenues increasing by 7.8% due to stronger demand from Asia-based customers. This demand surge, particularly among large e-commerce clients, affirms our strategy to focus on expanding high-growth markets and highlights the success of our operational partnerships in the region.”

“As we look ahead, we anticipate a rebound in revenue for the next quarter, driven by increased air freight demand for the upcoming holiday season as online purchases ramp up. We have expanded our production capacity to accommodate higher volumes and are prepared to meet rising customer demand efficiently. Additionally, the continued decrease in ocean freight charges is fueling import and export activities, while the broader shift toward e-commerce underscores the need for timely and competitively priced deliveries. We are confident in our ability to deliver on these needs, backed by our investments in advanced logistics technology and strategic facility expansions, including our new Dallas-Fort Worth site. We believe these efforts position us well for the quarters ahead as we strive to enhance value for our shareholders and customers,” said Mr. Liu.

Q1 2025 Operational Highlights

●	In July, we closed our upsized initial public offering of 1,500,000 shares of common stock at a public offering price of $4.50 per share to the public for a total of $6,750,000 of gross proceeds to the Company before deducting underwriting discounts and offering expenses.

●	In July, we entered into a one-year renewable agreement with a leading Asia-based e-commerce platform to provide logistics services, including freight, customs, and parcel handling. The partnership uses advanced API integration to offer real-time supply chain visibility for sellers, enhancing the customer experience.

●	In August, we announced a partnership to provide customs brokerage services for a major social media and e-commerce platform, offering real-time logistics data through API integration. This deal streamlines customs clearance and enhances inventory and delivery visibility for platform sellers.

●	In September, we announced the launch of a Pick & Pack Fulfillment service for a major Chinese logistics company, offering inventory management and order processing across U.S. hubs. The service improves lead times and optimizes fulfillment efficiency.

●	In September, we announced the expansion of our Dallas-Fort Worth operations, more than doubling its space to 46,657 sq. ft. and increasing staff to meet growing demand. The new facility is equipped with advanced technology to improve logistics efficiency and support business growth.

About Lakeside Holding Limited

Lakeside Holding Limited, based in Itasca, IL, is a U.S.-based integrated cross-border supply chain solution provider with a strategic focus on the Asian market, including China and South Korea. Operating under the brand American Bear Logistics, we primarily provide customized cross-border ocean freight solutions and airfreight solutions in the U.S. that specifically cater to our customers’ requirements and needs in transporting goods into the U.S. We are an Asian American-owned business rooted in the U.S. with in-depth understanding of both the U.S. and Asian international trading and logistics service markets. Our customers are typically Asia- and U.S.-based logistics service companies serving large e-commerce platforms, social commerce platforms, and manufacturers to sell and transport consumer and industrial goods made in Asia into the U.S. For more information, please visit https://lakeside-holding.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements involve various risks and uncertainties. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com

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LAKESIDE HOLDING LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of September 30, 2024 (unaudited)	As of June 30, 2024 (audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$2,739,275	$123,550
Accounts receivable – third parties, net	1,786,451	2,082,152
Accounts receivable – related party, net	505,361	763,285
Prepayment and other receivable	113,198	-
Contract assets	41,301	129,506
Due from related parties	645,318	441,279
Total current assets	5,830,904	3,539,772

NON-CURRENT ASSETS
Investment in other entity	15,741	15,741
Property and equipment at cost, net of accumulated depreciation	314,496	344,883
Right of use operating lease assets	4,320,579	3,471,172
Right of use financing lease assets	29,881	37,476
Deferred tax asset	-	89,581
Deferred offering costs	-	1,492,798
Deposit and repayment	298,217	202,336
Total non-current assets	4,978,914	5,653,987
TOTAL ASSETS	$10,809,818	$9,193,759

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payables – third parties	$758,963	$1,161,858
Accounts payables – related parties	70,872	227,722
Accrued liabilities and other payables	869,109	1,335,804
Current portion of obligations under operating leases	1,891,877	1,186,809
Current portion of obligations under financing leases	34,214	37,619
Loans payable, current	484,725	746,962
Dividend payable	98,850	98,850
Tax payable	79,825	79,825
Due to shareholders	138,107	1,018,281
Total current liabilities	4,426,542	5,893,730

NON-CURRENT LIABILITIES
Loans payable, non-current	105,166	136,375
Obligations under operating leases, non-current	2,646,597	2,506,402
Obligations under financing leases, non-current	13,233	17,460
Total non-current liabilities	2,764,996	2,660,237
TOTAL LIABILITIES	$7,191,538	$8,553,967
Commitments and Contingencies

EQUITY
Common stocks, $0.0001 par value, 200,000,000 shares authorized, 7,500,000 and 6,000,000 issued and outstanding as of September 30, 2024 and June 30, 2024, respectively*	750	600
Subscription receivable	-	(600)
Additional paid-in capital	4,942,791	642,639
Accumulated other comprehensive income	15,965	2,972
Deficits	(1,341,226)	(5,819)
Total equity	3,618,280	639,792

TOTAL LIABILITIES AND EQUITY	$10,809,818	$9,193,759

LAKESIDE HOLDING LIMITED
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended September 30,
	2024	2023
Revenue from third party	$3,599,787	$4,054,287
Revenue from related parties	481,767	94,189
Total revenue	4,081,554	4,148,476

Cost of revenue from third party	2,994,285	2,905,597
Cost of revenue from related parties	564,730	595,336
Total cost of revenue	3,559,015	3,500,933
Gross profit	522,539	647,543

Operating expenses:
General and administrative expenses	1,837,206	855,778
Loss from deconsolidation of a subsidiary	-	73,151
Provision of allowance for expected credit loss	12,837	52,122
Total operating expenses	1,850,043	981,051

Loss from operations	(1,327,504)	(333,508)

Other income (expense):
Other income, net	109,788	46,949
Interest expense	(28,110)	(22,785)
Total other income, net	81,678	24,164

Loss before income taxes	(1,245,826)	(309,344)

Income taxes expense (recovery)	89,581	(2,059)

Net loss and comprehensive loss	(1,335,407)	(307,285)
Net loss attributable to non-controlling interest	-	(3,025)
Net loss attributable to common stockholders	(1,335,407)	(304,260)

Other comprehensive loss
Foreign currency translation gain	12,993	3,122
Comprehensive loss	(1,322,414)	(304,163)
Less: comprehensive loss attributable to non-controlling interest	-	(3,119)
Comprehensive loss attributable to the common shareholders	$(1,322,414)	$(301,044)

Loss per share – basic and diluted	$(0.18)	$(0.05)
Weighted average shares outstanding – basic and diluted*	7,500,000	6,000,000

LAKESIDE HOLDING LIMITED

CONDENSSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,335,407)	$(307,285)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation – G&A	17,995	17,995
Depreciation – cost of revenue	18,164	18,165
Amortization of operating lease assets	466,723	219,571
Depreciation of right-of-use finance assets	7,595	7,332
Provision of allowance for expected credit loss	12,837	52,122
Deferred tax expense (benefit)	89,581	(2,059)
Loss from derecognition of shares in subsidiary	-	73,151
Changes in operating assets and liabilities:
Accounts receivable – third parties	282,864	(138,491)
Accounts receivable – related parties	257,924	(65,995)
Contract assets	88,205	26,213
Due from related parties	(77,812)	49,182
Prepayment, other deposit	(176,572)	2,623
Accounts payables – third parties	(402,895)	133,904
Accounts payables – related parties	(156,850)	141,213
Accrued expense and other payables	(24,876)	37,739
Operating lease liabilities	(470,260)	(225,023)
Net cash (used in) provided by operating activities	(1,402,784)	40,357

Cash flows from investing activities:
Payment made for investment in other entity	-	(29,906)
Net cash outflow from deconsolidation of a subsidiary (Appendix A)	-	(48,893)
Prepayment for system installation	(32,507)	-
Acquisition of property and equipment	(5,772)	-
Net cash used in investing activities	(38,279)	(78,799)

Cash flows from financing activities:
Proceeds from loans	-	225,000
Repayment of loans	(265,456)	(122,137)
Repayment of equipment and vehicle loans	(27,990)	(29,678)
Principal payment of finance lease liabilities	(7,632)	(6,425)
Proceeds from initial public offering, net of share issuance costs	5,351,281	-
Advanced to related parties	(126,227)	-
Repayment to shareholders	(879,574)	-
Net cash provided by financing activities	4,044,402	66,760

Effect of exchange rate changes on cash and cash equivalents	12,386	3,216
Net decrease in cash and cash equivalent	2,615,725	31,534
Cash and cash equivalent, beginning of the period	123,550	174,018
Cash and cash equivalent, end of the period	$2,739,275	$205,552

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income tax	$—	$—
Cash paid for interest	$6,274	$6,462

SUPPLEMENTAL SCHEDULE OF NON-CASH IN FINANCING ACTIVITIES
Deferred offering costs within due to shareholders	$—	$230,000

NON-CASH ACTIVITIES
Right of use assets obtained in exchange for operating lease obligations	$1,244,140	$—
Right of use assets obtained in exchange for finance lease obligation	$—	$—

APPENDIX A – Net cash outflow from deconsolidation of a subsidiary
Working capital, net		$29,812
Investment in other entity recognized		(15,741)
Elimination of NCl at deconsolidation of a subsidiary		10,187
Loss from deconsolidation of a subsidiary		(73,151)
Cash		$(48,893)